Exhibit 99.1

Support.com Reports Fourth Quarter and 2020 Financial Results

Los Angeles, CA – March 30, 2020 – Support.com, Inc. (NASDAQ: SPRT), a leader in customer and technical support solutions delivered by home-based employees, today reported unaudited financial results for its fourth quarter and year ended December 31, 2020.

Financial Summary

For the fourth quarter of 2020, total revenue was $10.5 million, a decrease of $2.8 million or 21 percent compared to revenues of $13.3 million in the fourth quarter of 2019 and up $0.2 million or 2 percent compared to revenues of $10.3 million in the third quarter of 2020. Revenues for the full year 2020 were $43.9 million, a decrease of 31% compared to revenues of $63.3 million in full year 2019.

We recorded breakeven net income in the fourth quarter of 2020, compared to net income of $0.2 million, or $0.01 per share, in the fourth quarter of 2019 and net loss of $0.6 million, or ($0.03) per share, in the third quarter of 2020. For the full year 2020, we recorded net income of $0.4 million, or $0.02 per share, compared to $3.8 million, or $0.20 per share in full year 2019

Key changes in our net income (loss) included the following:

●
Gross profit was $3.8 million in the fourth quarter of 2020, compared to $3.6 million in the fourth quarter of 2019 and $3.1 million in the third quarter of 2020. For the full year 2020, gross profit was $14.9 million, compared to $16.5 million in full year 2019.
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Gross profit margin of 36% increased compared to 27% in the fourth quarter of 2019 and 30% in the third quarter of 2020. For the full year 2020, gross profit margin of 34% increased compared to 26% in full year 2019.
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Operating expenses were $3.9 million in the fourth quarter of 2020, compared to $3.7 million in the fourth quarter of 2019 and $3.7 million in the third quarter of 2020. Operating expenses were $14.9 million for full year 2020, compared to $13.5 million in 2019.
●
In the fourth quarter of 2020, the company incurred $0.3 million in a one-time, non-cash write-off of intangible assets.

Balance Sheet Information

At December 31, 2020, cash, cash equivalents and short-term investments were $30.0 million, compared with $26.4 million at December 31, 2019 and $29.7 million at September 30, 2020.

Total assets as of December 31, 2020 were $39.3 million and total stockholders’ equity was $34.4 million.

Support.com will not host a conference call discussing the Company’s fourth quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of customer and technical support solutions delivered by home-based employees. For more than twenty years, the company has achieved stellar results for global enterprise clients and top-tier businesses. Support.com's proven, omnichannel solutions have been specifically designed and optimized for the homesourcing™ environment, resulting in industry-leading NPS scores and first call resolution rates. The company efficiently meets changing client needs through its highly scalable, global network of home-based employees and secure, proprietary, cloud-based platforms. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2021 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations and information that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to maintain and grow revenue, any acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins,  our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims; and our ability to manage the effects of the cost reduction plan on our workforce and other operations. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Investor Contact

Jacob Moelter
IR@support.com

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2020 (1)	2019 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$29,967	$26,414
Accounts receivable, net	6,975	9,398
Prepaid expenses and other current assets	670	728
Total current assets	37,612	36,540
Property and equipment, net	1,115	533
Intangible assets, net	-	250
Other assets	539	717

Total assets	$39,266	$38,040

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$2,101	$1,887
Other accrued liabilities	937	1,001
Short-term deferred revenue	881	1,193
Total current liabilities	3,919	4,081
Other long-term liabilities	911	792
Total liabilities	4,830	4,873

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	250,954	250,092
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,419)	(2,380)
Accumulated deficit	(208,804)	(209,250)
Total stockholders' equity	34,436	33,167

Total liabilities and stockholders' equity	$39,266	$38,040

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2019.

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Years Ended
	December 31, 2020 (1)	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenue:
Services	$10,089	$9,873	$12,847	$42,079	$59,545
Software and other	454	465	478	1,785	3,788
Total revenue	10,543	10,338	13,325	43,864	63,333

Cost of revenue:
Cost of services	6,694	7,182	9,649	28,697	46,714
Cost of software and other	75	84	32	224	151
Total cost of revenue	6,769	7,266	9,681	28,921	46,865
Gross profit	3,774	3,072	3,644	14,943	16,468
Operating expenses:
Engineering and IT	794	853	1,282	3,655	4,078
Sales and marketing	488	544	445	2,362	1,760
General and administrative	2,586	2,331	2,008	8,874	7,679
Total operating expenses	3,868	3,728	3,735	14,891	13,517

Income (loss) from operations	(94)	(656)	(91)	52	2,951

Interest income and other, net	150	89	232	496	1,049

Income (loss) before income taxes	56	(567)	141	548	4,000

Income tax provision (benefit)	37	(13)	(16)	102	154

Net income (loss)	$19	$(554)	$157	$446	$3,846

Net earnings (loss) per share
Basic	$0.00	$(0.03)	$0.01	$0.02	$0.20
Diluted	$0.00	$(0.03)	$0.01	$0.02	$0.20

Shares used in computing per share amounts
Basic	19,391	19,242	19,048	19,192	18,977
Diluted	19,732	19,242	19,093	19,369	19,026